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                                                                    EXHIBIT 99.1

                             DELTA AIR LINES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Unaudited; In Millions, Except Share Data)

                                        Three Months           Twelve Months
                                           Ended                   Ended
                                          June 30,                June 30,
                                       1999      1998        1999         1998
    Operating Revenues:
      Passenger                      $ 3,592    $ 3,478    $ 13,417    $ 12,994
      Cargo                              134        141         557         582
      Other, net                         231        142         737         562
        Total operating revenues       3,957      3,761      14,711      14,138

    Operating Expenses:
      Salaries and related costs       1,271      1,231       4,993       4,850
      Aircraft fuel                      354        347       1,360       1,507
      Depreciation and amortization      269        234         961         860
      Passenger commissions              216        251         867         980
      Contracted services                206        181         772         694
      Other selling expenses             188        175         755         681
      Landing fees and other rent        188        167         707         649
      Aircraft rent                      153        141         590         552
      Aircraft maintenance materials
        and outside repairs              146        119         561         495
      Passenger service                  130        126         500         450
      Other                              194        195         775         726
        Total operating expenses       3,315      3,167      12,841      12,444

    Operating Income                     642        594       1,870       1,694

    Other Income (Expense):
      Interest expense                   (60)       (44)       (199)       (186)
      Interest capitalized                12          9          46          38
      Interest income                     10         23          52          79
      Miscellaneous income, net            6         13          57          23
                                         (32)         1         (44)        (46)

    Income Before Income Taxes           610        595       1,826       1,648

    Income Taxes Provided, Net          (246)      (233)       (725)       (647)

    Net Income                           364        362       1,101       1,001

    Preferred Stock Dividends             (3)        (3)        (11)        (11)

    Net Income Available
      To Common Shareowners          $   361    $   359    $  1,090    $    990

    Basic Income Per
      Common Share                   $  2.59    $  2.39    $   7.63    $   6.64

    Diluted Income Per
     Common Share                    $  2.40    $  2.26    $   7.20    $   6.34

    Operating Margin                    16.2%      15.8%       12.7%       12.0%


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
    Weighted Average Shares Used
     In Per Share Computation:
       Basic   (000)             139,602     150,657    142,924     149,134
       Diluted (000)             151,185     159,515    152,383     157,261


    CONSOLIDATED STATISTICAL SUMMARY, EXCLUDING ASA HOLDINGS, INC.:

    Revenue Psgr Miles (millions)     26,982  27,032  104,254  101,136
    Available Seat Miles
     (millions)                       36,014  35,517  143,439  140,149
    Passenger Mile Yield (cents)       12.87   12.86    12.75    12.85
    Operating Revenue Per
     Available Seat Mile (cents)       10.65   10.59    10.17    10.09
    Operating Cost Per Available
     Seat Mile (cents)                  8.94    8.92     8.89     8.88
    Passenger Load Factor
     (percent)                         74.92   76.11    72.68    72.16
    Breakeven Passenger Load
     Factor (percent)                  61.66   63.12    62.61    62.75
    Passengers Enplaned (thousands)   27,438  27,562  105,761  104,148
    Revenue Ton Miles (millions)       3,126   3,138   12,115   11,859
    Cargo Ton Miles (millions)           428     435    1,690    1,745
    Cargo Ton Mile Yield (cents)       30.92   32.53    32.91    33.35
    Fuel Gallons Consumed
     (millions)                          682     679    2,716    2,664
    Average Price Per Fuel Gallon
     (cents)                           50.84   51.11    49.80    56.54
    Number of Aircraft in Fleet at
     End of Period                       584     570      584      570
    Average Full-Time Equivalent
     Employees                        72,200  69,800   71,500   67,400
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